                                                                   EXHIBIT 10.10

                                      LEASE

                       METROPOLITAN LIFE INSURANCE COMPANY
                             A New York corporation

                                   As Landlord

                                       and

                                 REGEN BIOLOGICS
                             A Delaware corporation

                                    As Tenant

                                 SEAPORT CENTRE
                            REDWOOD CITY, CALIFORNIA

                                      LEASE

                  THIS LEASE is made as of April 10, 1996 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and REGEN BIOLOGICS, a Delaware corporation ("Tenant").

                             BASIC LEASE PROVISIONS

         1. PREMISES LOCATION: Building 12; Suite 545; Phase II of Seaport Centre; Penobscot Drive, Redwood City, California 94063.

         2. [Intentionally deleted because not incorporated into Sublease.]

         3. [Intentionally deleted because not incorporated into Sublease.]

         4. [Intentionally deleted because not incorporated into Sublease.]

         5. [Intentionally deleted because not incorporated into Sublease.]

         6. [Intentionally deleted because not incorporated into Sublease.]

         7. [Intentionally deleted because not incorporated into Sublease.]

         8. [Intentionally deleted because not incorporated into Sublease.]

         9. [Intentionally deleted because not incorporated into Sublease.]

         10. [Intentionally deleted because not incorporated into Sublease.]

         11. [Intentionally deleted because not incorporated into Sublease.]

         12. [Intentionally deleted because not incorporated into Sublease.]

         13. SOLE PERMITTED USE: General office, research and development, laboratory use, storage, light manufacturing and assembly; however, in no event in violation of any provision of any rules and regulations for the Project.

         14. [Intentionally deleted because not incorporated into Sublease.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions and Paragraphs I through 47 which follow, together with the attached Addendum to Office Lease, Construction Addendum and Exhibits A through C inclusive, incorporated herein by this reference, as of the date first above written. The foregoing Basic Lease Provisions are an integral part of this Lease; however, in the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: /s/ Assistant General Counsel
    -----------------------------
Its: Assistant General Counsel

TENANT:

REGEN BIOLOGICS,

A Delaware corporation

By: /s/ James T. McKinley
    ----------------------------
Its: President and CEO

                             LEASE OF PREMISES; TERM

PARAGRAPH 1

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) [Intentionally deleted because not incorporated into Sublease.]

                BASIC ANNUAL RENT AND RENT-ADJUSTMENTS

PARAGRAPH 2

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) [Intentionally deleted because not incorporated into Sublease.]

                            ADDITIONAL RENT

PARAGRAPH 3

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) [Intentionally deleted because not incorporated into Sublease.]

         (d) [Intentionally deleted because not incorporated into Sublease.]

         (e) [Intentionally deleted because not incorporated into Sublease.]

         (f) [Intentionally deleted because not incorporated into Sublease.]

                                  1.

         (g) [Intentionally deleted because not incorporated into Sublease.]

         (h) [Intentionally deleted because not incorporated into Sublease.]

                                SECURITY DEPOSIT

PARAGRAPH 4

         [Intentionally deleted because not incorporated into Sublease..]

                              SUBSTITUTED PREMISES

PARAGRAPH 5 - Intentionally Omitted.

                                     REPAIRS

PARAGRAPH 6

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) Tenant's Repairs. Tenant shall, at Tenant's sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Paragraph 6(a) above, including, without limitation, repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, life-safety, plumbing and heating, ventilation and air conditioning systems located within or serving the Premises and shall maintain the Premises, the fixtures and utilities systems therein, and the area immediately surrounding the Premises (including all garbage enclosures), in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant's expense, keep any nonstandard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding Paragraph 6(a) above, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant

                                       2.

or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition.

                          IMPROVEMENTS AND ALTERATIONS

PARAGRAPH 7

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b)      Alterations.

                  (1) Tenant shall not make any alterations, additions, or improvements of or to the Premises (collectively "Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. At the time such consent is requested, Tenant shall furnish to Landlord for Landlord's written approval (which shall not be unreasonably withheld) the names of Tenant's architect, Tenant's contractor(s) and all subcontractors who will be supplying materials or performing work in connection with such Alterations, a copy of all plans for the proposed work, an estimate of the cost thereof and such other information as shall be requested by Landlord substantiating Tenant's ability to pay for such work. No less than ten (10) days prior to the commencement of any Alterations, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's architect and Tenant's contractor(s) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) professional liability insurance; (ii) commercial general liability insurance;
(iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i),
(ii), (iii) and (v) above shall name Landlord as an additional insured, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of $20,000 that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Landlord may also require as a condition to Landlord's consent

                                       3.

to any Alterations pursuant to this Paragraph 7(b) that, following completion of any such Alterations, Tenant shall provide Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with such Alterations, including Tenant's architect(s). Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work, Tenant shall furnish to Landlord, at Tenant's cost, "as built" plans showing the changes made to the Premises including one
(1) complete set of reproducible drawings for the entire Premises (including, but not limited to, a floor plan, HVAC, plumbing, electrical and reflected ceiling), including such Alterations. Notwithstanding anything in the foregoing to the contrary, Tenant may perform certain Tenant's Alterations that do not affect the structural integrity of the Building and which do not cost greater than Twenty Thousand Dollars ($20,000) in the aggregate in any twelve (12) month period without the requirement of obtaining Landlord's prior consent; provided that the right to perform such Alterations is personal to Regen Biologics, a Delaware corporation, and any Permitted Transferee (as defined in Paragraph 15
(i) hereof), and may not be exercised by, and shall not be transferable or assignable (voluntarily or involuntarily) to, any person or entity; and further provided that Tenant shall give Landlord notice prior to the commencement of such Alterations. Landlord reserves the right to deny any Contractor or Subcontractor entry to the Building but Landlord's failure to exercise this right shall not be deemed an approval of either the financial stability or quality of workmanship of any such Contractor or Subcontractor.

                  (2) All such Alterations shall be made at Tenant's sole expense (including, without limitation, the reasonable cost of any review of Tenant's plans by Landlord's architect and/or Landlord's engineer) and in conformity with plans therefor approved by Landlord in writing prior to the commencement of such work, and such work shall be performed by a contractor(s) approved by Landlord. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. Tenant shall use

                                       4.

all commercially reasonable efforts (including, without limitation, scheduling overtime and weekend work) not to interfere with other tenants in the Building and the Project when performing any Alterations. All such alterations, additions' or improvements (except movable furniture, furnishings and trade fixtures) shall, at Landlord's option, become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Term. Upon any termination of this Lease, Tenant shall, upon demand by Landlord and at Tenant's sole expense, immediately remove any Alterations installed at the Premises and Tenant shall repair and restore the Premises to their original condition, reasonable wear and tear excepted. Any personal, property left on the Premises at the expiration or other termination of this Lease may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law; or, alternatively, in the event that Tenant leaves personal property on the Premises following the expiration or other termination of this Lease, Landlord may, in Landlord's sole and absolute discretion, deem Tenant to be holding over pursuant to the terms of Paragraph 26 below. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

                  (3) Removal of Alterations. At the time that Landlord gives Tenant Landlord's consent to any proposed Alterations, or if Landlord's consent is not required, at the time that Tenant notifies Landlord in writing of Tenant's intention to commence Alterations, Landlord shall notify Tenant in writing whether Landlord will require Tenant to remove such Alterations ("Tenant's Alterations") or whether Landlord will require that such Alterations remain at the Premises ("Landlord's Alterations"). Landlord shall have a reasonable time to decide whether any particular Alteration shall be a Landlord's Alteration or a Tenant's Alteration. In the event that, due to a failure of either Landlord or Tenant to comply with the provisions hereof, Landlord does not indicate in writing whether any particular Alteration shall be a Landlord's Alteration or a Tenant's Alteration, such Alteration shall be deemed to be a Tenant's Alteration. All Tenant's Alterations

                                       5.

shall be removed by Tenant upon the expiration or early termination of this Lease, and Tenant shall repair and restore the Premises to the condition existing immediately before such removal, reasonable wear and tear excepted. If, upon the request of Landlord, Tenant does not remove all Alterations and property of Tenant (excluding Landlord's Alterations), Landlord may remove them and Tenant shall pay the expense of such removal to Landlord upon demand. All Landlord's Alterations shall become the property of Landlord and shall remain upon the Premises at the expiration or early termination of this Lease without compensation, allowance or credit to Tenant. [Last sentence intentionally deleted because not incorporated into Sublease.]

                                      LIENS

PARAGRAPH 8

         Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, its assignees or sublessees. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause such lien to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as rent on Landlord's demand therefor, together with interest at the maximum rate per annum then permitted by law until paid to Landlord. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics, or other lien law.

         Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as are provided for in the mechanics, lien laws of California.

                                 USE OR PREMISES

PARAGRAPH 9

                                       6.

         (a) Compliance with Law. Tenant shall use the Premises only as set forth in Item 13 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of any law or of the certificate of occupancy issued for the Building and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof (collectively "Legal Requirements"). Tenant shall comply with all covenants, conditions and restrictions affecting the Project, as such may be amended, from time to time, and all articles, bylaws and rules of the Seaport Centre Owners' Association. Tenant shall be responsible for obtaining all necessary governmental approvals in connection with Tenant's use of the Premises. Tenant shall not do or permit to be done anything which will invalidate, or increase the cost of, any fire, extended coverage or other insurance policy covering any part of the Project or any property located thereon. Notwithstanding the provisions of Paragraph 3 above, Tenant shall, within ten (10) days following Landlord's demand, reimburse Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 9(a), it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to (a) make any alterations or structural changes to the Premises, including but not limited to the electrical, mechanical., or plumbing systems of the Building unless such work is required as a result of Tenant's specific use of the Premises, Tenant's acts or improvements made by Tenant, and is not generally applicable to the Building or Project, other tenants in the Building and Project, or office tenants in general, and (b) undertake any work necessitated by defects in the construction of the Building. Landlord shall comply in a timely fashion with all

                                       7.

Legal Requirements that are not Tenant's responsibility under this paragraph to the extent noncompliance would adversely affect Tenant's use and occupancy of the Premises.

         (b) Hazardous Materials. Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material (as defined below) or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so.

                  (1) Notwithstanding the foregoing, Tenant or any Permitted Transferee with a net worth equal to or better than Tenant's as of the Commencement Date, as defined in Paragraph 15(i) below, or alternatively provides Landlord with a lease guaranty from a guarantor acceptable to Landlord in Landlord's good faith discretion, shall be permitted to use and store in, and transport to and from, the Premises the Hazardous Materials identified on Exhibit D hereto and by this reference incorporated herein ("Permitted Hazardous Materials") so long as: (a) each of the Permitted Hazardous Materials is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (b) at no time shall any Permitted Hazardous Material be on, under or about the Premises in excess of the quantity specified therefor in Exhibit D; and (c) the conditions set forth in this Paragraph 9(b) are strictly complied with. The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Materials is personal to Regen Biologics and may not be assigned or otherwise transferred by Regen Biologics without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any consent by Landlord pursuant to Paragraph 15 of this Lease to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage in, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage in, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee.

                                       8.

                  (2) Tenant shall comply with and shall cause Tenant's employees, agents, contractors, licensees and invitees (collectively, "Tenant's Agents") to comply with, and shall keep and maintain the Premises and cause Tenant's Agents to keep and maintain the Premises, in compliance with all Environmental Laws (as defined below). Neither Tenant nor Tenant's Agents shall violate, or cause or permit the Premises to be in violation of, any Environmental Laws.

                           Tenant shall, at its own expense prior to Tenant's
use and occupancy, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed handlers to duly licensed facilities for final disposal of such materials and wastes. Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL TENANT EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including, but not limited to, all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

                           Tenant agrees to provide Landlord with: (a) a copy of
any hazardous material management plan or similar document required by any federal, state or local governmental or regulatory authority to be submitted by Tenant; (b) copies of all permits, licenses and other governmental and regulatory approvals with respect to the use of Hazardous Materials; (c) copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the

                                       9.

Premises; and (d) copies of all reports, studies and written results of tests or inspections concerning the Premises or any part of the Project with respect to Hazardous Materials, including, without limitation, the "Plans" hereinafter defined (collectively "Documents"). Tenant shall deliver all Documents to Landlord promptly following the earlier of (i) Tenant's submission of such Documents to the requesting governmental agency, or (ii) Tenant's receipt of such Documents (Tenant hereby agreeing that it shall exercise diligent efforts to expeditiously obtain copies of any such Documents known by Tenant to exist). Landlord shall keep the Documents confidential to Landlord unless disclosure is required by any Federal or State law, or any local ordinance; provided, however, Landlord may share relevant information with Landlord's architect, environmental consultant or any third party deemed by Landlord, in its sole discretion, essential to receive such information. Landlord will comply with all applicable laws regarding disclosure of environmental contamination.

                  (3) Upon commencing any activity involving Hazardous Materials on the Premises, and continuing thereafter throughout the term of this Lease, Tenant shall initiate and maintain the systems set forth in the following (collectively, "Plans") in order to ensure the routine monitoring of the levels of Hazardous Materials which may be present on, under or about the Premises or any part of the Project or properties adjoining or in the vicinity of the Project as the result of the activities of Tenant or Tenants Agents and to ensure continued compliance with the procedures and regulations concerning the handling, storage, use and disposal of Hazardous Materials: (a) each permit, license or other governmental or regulatory approval with respect to the use of Hazardous Materials, (b) each Hazardous Materials management plan or similar document required by any federal, state, or local governmental or regulatory entity, (c) each plan for handling and disposing of Hazardous Materials necessary to comply with Environmental Laws prepared by or on behalf of Tenant or Tenant's Agents (whether or not required to be submitted to a governmental agency). Copies of the foregoing described Plans are listed on Exhibit E.

                  (4) Not less often than once every twelve (12) months during the term of this Lease, Tenant shall provide Landlord with a written report which shall set forth the results of the monitoring of Hazardous Materials during the previous calendar quarter. Landlord may elect (but shall not be obligated) to retain an independent consultant experienced in the use and management of Hazardous Materials for the purpose of reviewing

                                       10.

any information received by Landlord in connection with Hazardous Materials. Pursuant to such review, and to the extent there is a violation of law and/or a permit violation, Landlord's consultant may make recommendations in connection with Tenant's control of Hazardous Materials on the Premises, and Tenant shall implement, at Tenant's sole cost, the reasonable recommendations of Landlord's consultant to the extent such action is desirable or necessary to comply with Environmental Laws designed to prevent a release of environmental materials. Landlord's failure to appoint any consultant shall not relieve Tenant of any of Tenant's obligations under this Lease relating to Hazardous Materials nor constitute a waiver of Landlord's rights under this Lease.

                  (5) Landlord may install permanent or other testing wells or devices at or about the Premises or any part of the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials it least once every twelve (12) months during the term of this Lease by the use of such wells or devices as are then customarily used for such purposes. If Tenant so requests in writing, Landlord shall supply Tenant with a copy of any such test results. The costs of any such tests, and the installation, maintenance, repair, removal, closure and replacement of such wells or devices shall be an operating Expense pursuant to Paragraph 3 of this Lease; provided, however, such costs shall be borne solely by Tenant if the same are incurred by Landlord based upon Landlord's reasonable belief, at the time such testing is initiated, that Tenant is in breach of its obligations under this Paragraph 9(b) or if, following the initiation of such testing, the presence of Hazardous Materials is detected and Tenant or Tenant's Agents are responsible therefor. Tenant's obligations under this Paragraph 9(b)(5) shall survive the expiration or earlier termination of this Lease.

                  (6) Landlord and its representative shall have the right, at the following times, to enter the Premises and to: (i) conduct any testing, monitoring and analysis for Hazardous Materials; (ii) review any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental or regulatory authorities in connection therewith; and (iii) review all storage, use, transportation and disposal facilities and procedures associated with the storage, use, transportation and disposal of Hazardous Materials (collectively, "Inspection"):

                           a.       Once every three months for the first twelve
(12) months after the later of the date Tenant introduces

                                       11.

Hazardous Materials to the Premises pursuant to this Paragraph 9(b) or notifies Landlord of such use, and once every twelve (12) months thereafter throughout the term of this Lease. Tenant agrees to notify Landlord at least three (3) days prior to the use or storage in, or transportation to, the Premises of Hazardous Materials; and

                           b.       At any time during the term of this Lease
if, in Landlord's reasonable judgment, Tenant is breaching its obligation under this Paragraph 9(b) or is not in compliance with any other provision of this Lease.

                  All costs and expenses incurred by Landlord in connection with any Inspection pursuant to this Paragraph 9(b)(6) shall, subject to Paragraph 9(b)(15) below, become due and payable by Tenant as Additional Rent, within sixty (60) days after presentation by Landlord of an invoice therefor.

                  (7) Landlord shall comply with all Environmental Laws applicable to Landlord including notification requirements under this Lease. Tenant shall give prompt notice to Landlord of:

                           a.       any proceeding or inquiry by, notice from,
or order of any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Material on, under or about the Premises or any part of the Project or the migration thereof from or to other property;

                           b.       all claims made or threatened by any third
party against Tenant, the Premises or any part of the Project relating to any loss or injury resulting from any Hazardous Materials; and

                           c.       any spill, release, discharge or nonroutine
disposal of Hazardous Materials that occurs with respect to the Premises or operations at the Premises by Tenant or Tenant's Agents;

                           d.       all matters of which Tenant is required to
give notice pursuant to Sections 25249.5 et seq. and 25359.7 of the California Health and Safety Code; and

                           e.       Tenant's discovery of any occurrence or
condition on, under or about the Premises or any part of the Project or any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be subject to any restrictions on the

                                       12.

ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law, including without limitation, Tenant's discovery of any occurrence or condition an any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be classified as "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law.

                  (8) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises or any part of the Project initiated in connection with any Environmental Law and have its attorneys' fees in connection therewith paid. by Tenant. In addition, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in under, or about the Premises or the Project (except in the case where loss of life or substantial property damage is imminent or immediate action is required by any governmental entity, in which event Tenant shall take immediate remedial action), nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

                  (9) As of the Commencement Date, to the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments, penalties, losses, damages, costs, expenses or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to Tenant's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, under or about the Premises or any part of the Project caused by Tenant, or Tenant's Agents (collectively a "Release") including, without limitation: (a) all foreseeable consequential damages, including, without limitation, loss of rental income and diminution in property value; (b) the costs of any investigation, monitoring, removal,

                                       13.

restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature (collectively "Remedial Work") and the preparation and implementation* of any closure, remedial or other required plans; (c). any injury to or death of persons or damage to or destruction of property; and (d) any failure of Tenant or Tenant's Agents to observe the foregoing covenants. For purposes of this Paragraph 9 (b) (9), any acts or omissions of Tenant or Tenant Is Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Tenant's obligations under this Paragraph 9(b)(9) shall survive the expiration or earlier termination of this Lease.

                  To the fullest extent permitted by law, in no event shall Landlord be responsible to Tenant for the presence of Hazardous Materials in, on or about the Premises or the Project to the extent caused or contributed to by any third party which is not an agent or contractor of Landlord.

                  (10) Within forty-five (45) days following the end of Tenant's fiscal year, Tenant shall provide Land with financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by Tenant's independent certified public accountant setting forth Tenant's performance for the applicable fiscal year. As of the execution of this Lease, Tenant's fiscal year ends 12/31. Tenant shall provide Landlord with prompt written notice of any change in Tenant's fiscal year. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or is not otherwise financially capable of fulfilling its obligations under this Paragraph 9(b), whether or not such obligations have accrued, become liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time request.

                  (11) Upon any Release to the extent caused by Tenant or Tenant Is Agents, Tenant shall, subject to Paragraph 9(b)(8), promptly notify Landlord of the Release and shall, at its sole expense and immediately after demand by Landlord, commence to perform and thereafter diligently prosecute to completion such Remedial work as is necessary to restore the Premises, Project or any other property affected by the Release to the condition existing prior to the use of any Hazardous Materials. All such Remedial Work shall be performed:
(a) in conformance with the requirements of all applicable Environmental Laws;
(b) by one or

                                       14.

more contractors, approved in advance in writing by Landlord; and (c) under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s) and/or the consulting engineer and Landlord's reasonable attorneys' fees and costs incurred in connection with the monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, upon Landlord's prior written notice to Tenant, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become due and payable by Tenant within thirty (30) days of Tenant's receipt of Landlord's invoice therefor. Tenant's obligations under this Paragraph 9(b)(11) shall survive the expiration or sooner termination of this Lease. Tenant shall not be held responsible for any Remedial Work resulting from 6 Release to the extent such Release is not directly caused by Tenant or Tenant's Agents.

                  (12) "Hazardous Materials" shall include, without limitation, (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including, without limitation, California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which

                                       15.

are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including, without limitation, California Health & Safety code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317) or contains any flammable, explosive or radioactive material.

                  (13) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises or any part of the Project, including without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. section 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. sections 6901 et seq.

                  (14) In addition to Tenant's obligations pursuant to Paragraph 27(b) of this Lease, Tenant shall, on the expiration or sooner termination of this Lease, surrender the Premises to Landlord free of any Hazardous Materials brought onto the Premises and the Project by either Tenant or Tenant's Agents. If Tenant fails to so surrender the Premises and the Project, the provisions of Paragraph 9(b)(9) shall apply. Landlord shall have the right, but not the obligation, to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Materials are located in or about the Premises or the Project, and to determine the corrective measures required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant. A failure by Landlord to appoint such a consultant shall in no way relieve Tenant of any of Tenant's obligations set forth in this Lease relating to Hazardous Materials, nor constitute a waiver of Landlord's rights under this Lease. Tenant's obligations under this Paragraph 9(b)(14) shall survive the expiration or earlier termination of this Lease.

                  (15) Except as otherwise provided in Paragraphs 9(b)(4) (concerning the implementation of consultant recommendations) and 9(b)(11) (concerning the monitoring and

                                       16.

review of Remedial Work), all costs incurred by Landlord in retaining a consultant for any purpose contained in this Paragraph 9(b) shall be an operating Expense under Paragraph 3 of this Lease unless Landlord retains a consultant pursuant to this Paragraph 9(b), and such consultant reasonably determines after appropriate review of information and/or inspection that Tenant is breaching its obligations under this Lease to comply with this Paragraph 9(b), in which event all costs and expenses incurred by Landlord in connection with any such review, inspection, and/or implementation of recommendations pursuant to this Paragraph 9(b) shall become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice therefor.

                  (16) Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Paragraph 25(b) of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option
(i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Paragraph 9(b).

         (c) ADA. Tenant acknowledges that the Americans with Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Accordingly, but without limiting the generality of and in addition to all other requirements under this Lease, Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the ADA throughout the Term of this Lease and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term of this Lease.

                             UTILITIES AND SERVICES

PARAGRAPH 10

                                       17.

         (a) Payment by Tenant. Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services.

         (b) No Abatement of Rent. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of any failure or interruption of any utility or other service furnished to the Premises or the Project. No such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant. In the event of any such failure, stoppage or interruption of the utilities or services to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed. Where the cause of any such failure, stoppage or interruption of such utilities or services is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "good faith efforts" by Landlord to have service promptly resumed.

                              RULES AND REGULATIONS

PARAGRAPH 11

         Tenant agrees to abide by all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including, without limitation, the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the

                                       18.

Building and the Project by all tenants and their clients, customers, and employees. Landlord shall not be liable for the failure of any tenant or of the agents or employees of any tenant to conform to such rules and regulations.

                           TAXES ON TENANT'S PROPERTY

PARAGRAPH 12

         Tenant shall be liable for, and shall pay, at least ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises or against the cost or value of any leasehold improvements made in or to the Premises by or for Tenant regardless of whether title to such improvements shall be in Tenant or Landlord. If any such tax, levy or assessment on Tenant's personal property, trade fixtures or leasehold improvements is levied against Landlord or Landlord's property, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property, trade fixtures or leasehold improvements of Tenant and if Landlord pays such taxes, levies or assessment based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof), Tenant shall upon demand repay to Landlord the amount of such taxes, levies or assessments so levied against Landlord, or the proportion of any taxes, levies or assessments resulting from such increase in assessment. Tenant shall also be liable for and shall upon demand repay to Landlord the amount of any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by the rent reserved hereunder or on Landlords business of leasing the Premises, excepting only net income taxes, franchise taxes and estate, inheritance or gift taxes.

                                FIRE OR CASUALTY

PARAGRAPH 13

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) [Intentionally deleted because not incorporated into Sublease.]

                                       19.

         (d) [Intentionally deleted because not incorporated into Sublease.]

                            EMINENT DOMAIN

PARAGRAPH 14

         (a) [Intentionally deleted because not incorporated into Sublease.]

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) [Intentionally deleted because not incorporated into Sublease.]

                            ASSIGNMENT AND SUBLETTING

PARAGRAPH 15

         (a) Landlord's Consent. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise transfer or encumber all or any portion of its interest in this Lease or in the Premises or permit the use of the Premises by any party other than Tenant without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, mortgaging, transfer or other encumbering without such consent shall be null and void and of no effect. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny any proposed assignment or sublease if (1) the use to be made of the Premises by the proposed assignee or subtenant is not generally consistent with the character and nature of all other tenancies in the Project, or (2) the proposed assignee or subtenant uses Hazardous Materials, or (3) the character, reputation or financial responsibility of the proposed assignee or subtenant is not satisfactory to Landlord, as reasonably determined by Landlord, or in any event is not at least equal to that which was possessed by Tenant as of the date of execution of this Lease, or (4) the proposed assignee or subtenant is an existing tenant in the Project or is negotiating with Landlord or Landlord's representative, or the owner (or the owner's representative) of any other Phase of the Project, to lease space at the Project, or (5) Tenant is in default hereunder and said default continues following notice and the expiration of any applicable cure period.

                                       20.

         (b) No Relief. No permitted assignment, subletting, mortgaging or other encumbering of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting, assignment, mortgaging or other encumbering of the Premises. Consent to an assignment, sublease, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted assignment, sublease, mortgage or other encumbrance.

         (c) Notice to Landlord. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord
(1) the name of the proposed subtenant or assignee, (2) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises,
(3) copies of all applicable documentation in connection with the proposed sublease or assignment, and (4) such financial and other information as Landlord may reasonably request concerning the proposed subtenant or assignee.

         (d) Condition to Consent. As a condition to Landlords consent to such assignment or subletting, if the net aggregate rental paid or given by any sublessee or assignee exceeds, on a square foot basis, the amount per square foot payable by Tenant to Landlord for the Premises, then Tenant shall pay to Landlord as additional rental hereunder, monthly as received, fifty percent (50%) of such excess rental. Net aggregate rental as used herein shall mean gross rental and additional consideration of any kind or type received by Tenant with respect to the subleased or assigned premises, less the following actual and documented out-of-pocket costs incurred by Tenant: Tenant's actual costs of any commercially reasonable commission paid by Tenant to a broker independent of Tenant in connection with such sublease or assignment, reasonable legal fees in processing such assignment or subletting, reasonable advertising costs and commercially reasonable costs to remodel or renovate the area subject to such subletting or assignment and taking into account the value of any utilities and services provided to such transferee if the rental paid by any assignee or sublessee is for fully serviced premises. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and

                                       21.

Landlord, as to which Tenant receives any consideration. Tenant shall require on any sublease which it executes that Tenant receive all profit from all sub-subtenancies, irrespective of the number of levels thereof. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this Paragraph 15(d) shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

         (e) Landlord's Election. At any time within fifteen (15) days after Landlord's receipt of the information specified in Paragraph 15(c) above, Landlord may by written notice to Tenant elect to (1) consent to the proposed sublease or assignment; or (2) reasonably withhold its consent to the proposed sublease or assignment.

         (f) No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies. if Tenant is a corporation which under the then current guidelines published by the Commissioner of corporations of the State of California, is not deemed to be a public corporation or is an unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed to be an assignment within the meaning and provisions of this Paragraph 15.

         (g) Assignment of Rent. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may immediately following the applicable notice and/or cure period, if any, collect such rent and apply it toward Tenant's obligation under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

                                       22.

         (h) Landlord's Costs. Tenant agrees to reimburse Landlord for Landlord's costs and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises which is submitted for approval to Landlord, whether or not Landlord approves the same.

         (i) Permitted Transfer. Notwithstanding Paragraph 15(a) to the contrary, Tenant shall have the right, without Landlord's consent, to assign or transfer all or any portion of the Premises to an entity which controls, is controlled by, or is under common control with Tenant; or to any entity which results from a merger, reincorporation or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transferee"), provided however that the net worth of such Permitted Transferee is equal to or better than the net worth of Tenant as of the Commencement Date of this Lease; and further provided that the other provisions of this Paragraph 15 shall apply to such assignment. If the net worth of any Permitted Transferee does not equal or exceed the net worth of Tenant as provided herein, landlord shall not withhold its consent to any assignment or subletting to such transferee provided that Landlord is furnished with a reasonably satisfactory lease guaranty respecting such transferee's leasehold obligations from a guarantor who satisfies the foregoing net worth requirements.

                                     ACCESS

PARAGRAPH 16

         Landlord reserves and shall at all times have the right to enter the Premises upon twenty-four (24) hours notice (except in case of emergency, when no notice shall be required) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants (but as to prospective tenants. only during the last six months of the Term), to post notices of nonresponsibility, to use and maintain pipes and conduits in and through the Premises and to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent. Landlord may, for the purpose of altering, improving or repairing the Premises or any other portion of the Building,

                                       23.

erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall use commercially reasonable efforts where practicable to conduct such entries and activities in a workmanlike manner so as to reasonably minimize interference with Tenant's ability to conduct its business at the Premises and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby or arising therefrom. Landlord shall have the right at all times to have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, if any, Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises and any such entry shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. No provision of this Paragraph 16 shall be construed as obligating Landlord to perform any repairs, alterations or decoration not otherwise expressly required of Landlord under this Lease.

                SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

PARAGRAPH 17

         (a) Subordination. Subject to the last sentence of this Paragraph 17 (a), this Lease is junior, subject and subordinate to all declarations of restrictions and all mortgages, deeds of trust and other security instruments of any kind now covering the Premises, the Project, or any portion of thereof. Landlord reserves the right to place liens or encumbrances on the Premises, the Project, or any part of or interest in any of the foregoing, and, subject to the last sentence of this Paragraph 17(a), this Lease shall be subject and subordinate to any such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing any such subordination of this Lease as may be requested by Landlord. In the event Tenant fails to so execute any such further instrument within ten (10) business days after demand therefor. In the event of the foreclosure of any such lien or encumbrance, Tenant shall attorn to the then owner who owns or acquires title to the Premises or the Project

                                       24.

and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease because of any such foreclosure. Notwithstanding the foregoing, Tenant agrees that if any holder of a mortgage, deed of trust or other security instrument covering the Premises or the Project desires this Lease to be senior to the lien of such mortgage, deed of trust or security instrument, upon written notice from Landlord or such holder to Tenant indicating such desire, this Lease shall automatically become senior to such mortgage, deed of trust or security instrument and Tenant agrees to execute, promptly upon Landlord's or such holder's demand therefor, such instruments as Landlord or such holder shall reasonably require confirming the priority of this Lease, but Tenant's failure to execute such instrument shall not affect such holder's election to cause this Lease to be superior to such holder's lien. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the holder of any mortgage hereinafter encumbering the Project in the form attached hereto as Exhibit F, or the standard form of such mortgagee.

         (b) Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than three (3) business days, prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and describing the same), the dates through which the Basic Annual Rent, Additional Rent and all other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Any such statement delivered pursuant to this Paragraph 17(b) may be relied upon by any prospective purchaser or encumbrancer (and all successors thereof) of any interest of Landlord in or to Tenant's Phase or the Project and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in any such statement or other estoppel certificate supplied to Landlord by Tenant. Tenant's failure to timely deliver any such statement shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance, and (3) not more than one month's Basic Annual Rent has been paid in advance.

                                       25.

                                SALE BY LANDLORD

PARAGRAPH 18

         [Intentionally deleted because not incorporated into Sublease.]

            NON-LIABILITY AND INDEMNIFICATION OF LANDLORD: INSURANCE

PARAGRAPH 19

         (a) Landlord's Non-liability. Except to the extent caused solely by the active negligence or intentional misconduct of Landlord, Landlord shall not be liable for any injury or damage which may be sustained by any person or any goods, wares, merchandise or other property of Tenant, of Tenant's employees, invitees or customers or of any other person in or about the Premises resulting from any cause whatsoever (including, without limitation, fire, steam, electricity, gas, water, rain or dampness which may occur, leak or flow from or into any part of the Premises or any other place, any breakage, leakage, obstruction or other defect in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises, theft, explosion or falling plaster) In no event shall Landlord be liable for any damage arising from any act or neglect of any other tenant of the Project or any of their officers, employees, agents, representatives, customers, visitors or invitees, for any damage to Tenant's property entrusted to employees of Landlord or its agents, for any interference with light or other incorporeal hereditaments or for any damage arising from any latent defect in the Pre the Project.

         (b) Indemnification. To the fullest extent permitted by then applicable law, Tenant shall protect, indemnify and hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses, or liabilities, including, without limitation, attorneys' fees and costs of defense, for any injury or damage to any person or property whatsoever caused in part or in whole by the act, neglect, fault or omission of Tenant or its assignees, subtenants or agents, of the respective servants, employees or invitees of any of the foregoing persons or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of such persons; excluding, however, such damage to the extent caused solely by the negligence or intentional misconduct of Landlord. This indemnity shall not require payment by Landlord as a

                                       26.

condition precedent to 'recovery from Tenant. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord, involuntarily and without cause shall be made a party defendant, Tenant shall indemnify Landlord, hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses or liabilities by reason thereof, unless such claims, losses, costs, damages, expenses or liabilities result directly from Landlord's active negligence or intentional misconduct.

         (c) Tenant's Insurance. Tenant hereby agrees to maintain in full force and effect at all times during the Term and any other period of its occupancy or possession of the Premises, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages: (1) Worker's Compensation and Employer's Liability Insurance to the extent required by then applicable law, (2) Commercial General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction, coverage of Tenant's indemnity obligations under this Lease and blanket contractual liability insurance) on an "occurrence', basis against claims for "personal injury" liability, including, without limitation, bodily injury, death and property damage liability, with a limit of not less than Three Million Dollars ($3,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any single "occurrence," (3) insurance against loss or damage by fire and such other risks and hazards as are insurable under then applicable standard forms of "all risk" fire and extended coverage insurance policies to all of the Tenant Improvements and the personal property, furniture, furnishings and fixtures belonging to Tenant used or located in the Premises for not less than one hundred percent (100%) of the actual replacement value thereof (the proceeds of which insurance, so long as this Lease remains in effect, shall be used to repair or replace such personal property, furnishings and fixtures in the Premises; provided, however, that upon any termination of this Lease pursuant to Paragraph 13 above, all such proceeds shall be the property of Landlord), and
(4) business interruption or loss of income insurance in an amount equal to the Basic Annual Rent for a period of at least nine (9) months commencing with the date of loss (the proceeds of which insurance shall be paid to Landlord to the extent of any abatement of rent under the Lease).

                                       27.

         (d) Deductibles. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant under Paragraph 19(c)(3) above.

         (e) Certificates of Insurance. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance from the carrier providing such insurance the above coverages with limits not less than those specified above. Such certificates, with the exception of worker's compensation, shall designate Landlord, each of its partners, subsidiaries, affiliates, directors, agents and employees, as additional insureds and shall expressly provide that the interest of such persons therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, each such certificate shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Landlord in the event of a material alteration to or cancellation of the coverages evidenced by such certificate. The insurance which Tenant is required to maintain in' force and effect under this Paragraph 19 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under Paragraph 19(c)(2) above shall contain an endorsement providing, in substance, that such insurance as is afforded thereby for the benefit of Landlord (and any other additional insureds designated by Landlord) shall be primary and any insurance carried by Landlord (and any other such additional insureds) shall be excess and not contributory.

         (f) Increase in Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amounts of existing insurance and such other coverages and insurance as Landlord may reasonably require.

         (g) No Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Paragraph 19, Landlord or any other person is adjudged a co-insurer by its insurance carrier, then any loss or damage which Landlord or such other person shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

                                       28.

         (h) Insurance Limits. Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease. In the event Tenant believes that any such required coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Paragraph 19 be considered as limiting Tenant's liability under this Lease.

         (i) Consequential Damages. In no event shall Landlord be liable to Tenant for any damage by reason of loss of profits, business interruption or other consequential damage.

         (j) General Requirements. All insurance required to be carried by Tenant hereunder shall be with companies reasonably acceptable to Landlord. All policies and certificates delivered by Tenant pursuant to this Paragraph shall contain liability limits not less than those set forth herein, shall list all additional insureds and shall specify all endorsements and special coverages required by this Paragraph. Any insurance required to be maintained by Tenant may be maintained pursuant to so-called "blanket" policies of insurance so long as the Premises are specifically identified therein (by endorsement or otherwise) as included in the coverage provided and such policies otherwise comply with the provisions of this Lease.

                              WAIVER OF SUBROGATION

PARAGRAPH 20

         (a) Without affecting any other rights or remedies hereunder, at law or in equity, Landlord and Tenant each hereby waives all rights of recovery against the other, any other tenant or occupant in the Building or the Project and all officers, employees, agents, representatives, customers and business visitors of such persons for loss of or damage to property at the Project arising from any cause insured against under any policy of all-risk insurance either required to be carried by such waiving party pursuant to the provisions of this Lease or actually carried by such waiving party. The foregoing waiver shall be effective whether or not such waiving party shall actually obtain and maintain the "all risk" insurance required pursuant to this Lease. Tenant shall, upon obtaining the policies of insurance which it is required to maintain under this Lease, give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

                                       29.

         (b) In the event either Landlord or Tenant notifies the other that an insurer under any policy described in Paragraph 20 (a) above has refused to consent to or permit the waiver of subrogation thereunder in any fashion or has conditioned the same upon the payment of an additional premium, then such waiver shall be of no force or effect with respect to loss or damage covered by such policy during the period commencing five (5) business days after such other party's receipt of such notice and continuing until such insurer reinstates such consent; provided, however, that if such other party elects to reimburse the notifying party for any required additional premium, the notifying party shall obtain such insurer's consent.

                                 ATTORNEYS, FEES

PARAGRAPH 21

         In the event any party to this Lease brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease (including all addenda and exhibits hereto), the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease, costs incurred in establishing any right to indemnification, or in any action or participation, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes). The parties hereto expressly agree that (i) any attorneys' fees incurred in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease shall be recoverable as a separate item,
(ii) the provisions of this Paragraph 21 shall survive the entry of any judgment with respect to the subject matter or enforcement of this Lease, and (iii) the provisions of this Paragraph 21 will not merge, or be deemed to have merged, into any such judgment.

                                       30.

                                     WAIVER

PARAGRAPH 22

         No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the Term, including, without limitation, Tenant's delivery of the keys to the Premises to any employee or agent of Landlord, shall operate as or be deemed to be a termination of this Lease, a surrender of the Premises or an acceptance of a surrender of the Premises unless expressly stated in. a writing signed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not constitute a waiver of or cure a default under Paragraphs 15 or 24 hereof.

                                     NOTICES

PARAGRAPH 23

         (a) Any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises, including, without limitation, any three (3) days, notice under
Section 1161(2) or (3) of the California Code of Civil Procedure, and any service of process made by Landlord in connection with any action arising out of or related to this Lease or the Premises shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or delivered personally to Tenant at the Premises.

         (b) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication not described in (a) above given or required to be given by Landlord hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by

                                       31.

recognized overnight courier or delivered personally to the following:

                           Regen Biologics
                           545 Penobscot Drive
                           Redwood City, CA 94063
                           Attention: Jim McKinley

         (c) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication given or required to be given by Tenant hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by recognized overnight courier or delivered personally to each of the following:

                  (1)      METROPOLITAN LIFE INSURANCE COMPANY
                           101 Lincoln Centre Drive, Sixth Floor
                           Foster City, California 94404
                           Attention: Assistant Vice President

                  (2)      METROPOLITAN LIFE INSURANCE COMPANY
                           101 Lincoln Centre Drive, Sixth Floor
                           Foster City, California 94404
                           Attention: Associate General Counsel

                  (3)      LINCOLN PROPERTY COMPANY N.C., INC.
                           101 Lincoln Centre Drive, Fourth Floor
                           Foster City, California 94404
                           Attention: Director of Property Management,
                                      Seaport Centre

         (d) Tenant and Landlord may designate new addresses, for notice for the purposes of (b) or (c) above (however, in no event may any party have more than four (4) separate designations at any one time) by notice given to the other in accordance with the provisions of this Paragraph 23.

         (e) Any notice hereunder shall be deemed effectively given upon its delivery or the addressee's refusal to accept delivery as indicated by the person attempting such personal delivery, by the applicable return receipt, if sent by registered or certified mail, or by similar advice from the recognized courier company, as the case may be.

                                       32.

                            INSOLVENCY OR BANKRUPTCY

PARAGRAPH 24

         (a) Prior to Term. If at any time prior to the date herein fixed as the commencement of the Term there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors (collectively, an "Insolvency Event"), this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or by an order of any court shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 25(b) hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant.

         (b) No Assignment. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

                                     DEFAULT

PARAGRAPH 25

         (a) Default by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                  (1) Any failure by Tenant to pay rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment.

                  (2)      Any abandonment of the Premises by Tenant.

                  (3) Any warranty, representation or written statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished.

                                       33.

                  (4) Any attempted assignment, sublease, mortgage or encumbrance in violation of Paragraph 15 above.

                  (5) The occurrence of any Insolvency Event filed against Tenant by a third party other than Landlord which is not dismissed within thirty
(30) days after such occurrence or the occurrence of any other Insolvency Event.

                  (6) Any failure by Tenant to observe and perform any other provision of this Lease (or of the addenda attached hereto) to be observed or performed by Tenant, where such failure continues for fifteen (15) days (except where a different period is specified in this Lease or in the addenda) after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure, and provided, further, that if the nature of such default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; but in no event shall any such cure period exceed one hundred twenty (120) days in the aggregate.

         (b) Remedies. In the event of any such default by Tenant, then in addition to all other remedies available to Landlord at law or in equity:

                  (1) Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate, in which event Landlord may recover from Tenant all of the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i)

                                       34.

and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate specified in Paragraph 36(a) below and as used in (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  (2) Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

                  (3) In the event Landlord elects to re-enter the Premises under (2) above or takes possession of the Premises pursuant to any proceeding or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Paragraph 25, Landlord may from time to time without terminating this Lease either recover from Tenant all rent as it becomes due or relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (i) to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) to the payment of all costs of such reletting, (iii) to the payment of the cost of any alterations and repairs to the Premises, and (iv) to the payment of rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent and other charges due hereunder, as the same may become due. In the event the rental and other charges received by Landlord from such reletting are at any time less than the then aggregate of (i) through (iv) above, Tenant shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.

                  (4) No re-entry or taking possession, of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

                                       35.

                  (5) In any action f or unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by then applicable California law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.

                  (6) Provided that Landlord serves notice in accordance with the provisions of this Paragraph 25 and Paragraph 23 above, Tenant hereby waives any notice required by Section 1161 of the California Code of Civil Procedure.

         (c) Default by Landlord. Landlord shall not be in default or breach of this Lease unless Landlord fails to observe or perform an obligation required under this Lease to be observed or performed by Landlord and such failure continues for thirty (30) days (except where a different period is specified in this Lease) after written notice thereof by Tenant to Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion.

                                  HOLDING OVER

PARAGRAPH 26

         If Tenant holds over after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only at one hundred fifty percent (150%) of the Basic Annual Rental, in each case in effect upon the date of such expiration or earlier termination (subject to such adjustments as may be provided for in Paragraph 2 above and prorated on a daily basis) and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease. The foregoing provisions of this Paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law, including without limitation

                                       36.

Landlord's right to receive damages, consequential and direct, sustained by reason of Tenant's retention of possession.

                              CONDITION OF PREMISES

PARAGRAPH 27

         (a) Possession of Premises. Tenant acknowledges that except as may be expressly specifically provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to the suitability of any part of the same for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and sanitary order, condition and repair acceptable to Tenant.

         (b) Surrender of Premises. Upon the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existing at the time of the Commencement Date (except for ordinary wear and tear associated with normal office use and casualty and condemnation) and free of Hazardous Materials brought onto the Premises by Tenant or Tenant's Agents. Tenant shall remove all of its personal property as of the expiration date or termination date, as the case may be. In addition, at Landlord's option, Landlord may require Tenant to remove all alterations installed by Tenant or for Tenant's benefit at the Premises. If Tenant shall remove or restore any such property or alterations, Tenant shall repair any damage arising from such removal. The terms of this Paragraph 27(b) shall survive the expiration or earlier termination of this Lease.

                                QUIET POSSESSION

PARAGRAPH 28

         Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions On Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

                                       37.

                                NOTICE OF DAMAGE

PARAGRAPH 29

         Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or at the Project or of any defects discovered therein or in their fixtures or equipment.

                                  GOVERNING LAW

PARAGRAPH 30

         This Lease shall be governed by, and construed in accordance with the laws of the State of California.

                           COMMON FACILITIES: PARKING

PARAGRAPH 31

         (a) Right to Use Common Facilities. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other common facilities in the Project. The rights of Tenant hereunder in and to the common facilities shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the common facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the common areas of the Building or the Project, including, without limitation, the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the common facilities from such facilities or to prevent the use of such facilities by unauthorized persons.

         (b) [Intentionally deleted because not incorporated into Sublease.]

         (c) Parking. [First sentence intentionally deleted because not incorporated into Sublease.] The parking spaces shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks, and Tenant shall park no vehicles at the Project overnight. Landlord shall have the right to impose rules and regulations on parking at the Project. Landlord shall also have the right, in addition to all

                                       38.

other rights and remedies that it may have under this Lease, to remove or tow away a vehicle which is in violation of Landlord's rules, without prior notice to Te ant, and Tenant shall pay the cost thereof to Landlord within ten (10) days after notice from Landlord to Tenant. Upon any sale by Landlord of any building located at the Project, Landlord shall have the right to alter the parking area.

                                     SIGNAGE

PARAGRAPH 32

         Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, and Tenant shall be responsible for the maintenance of any such signage installed by Tenant. Any such signage shall comply with Landlord's current Project signage criteria and all applicable governmental requirements.

                             SUCCESSORS AND ASSIGNS

PARAGRAPH 33

         Except as otherwise provided in this Lease, and subject to the terms of Paragraph 15 above, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                                     BROKERS

PARAGRAPH 34

         [Intentionally deleted because not incorporated into Sublease.]

                                      NAME

PARAGRAPH 35

         Tenant shall not, without the prior written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names.

                                       39.

                              EXAMINATION OF LEASE

PARAGRAPH 36

         Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                  INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

PARAGRAPH 37

         (a) Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate then permitted by law in this context from the date such payment is due until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         (b) In the event Landlord does not receive any installment of rent due under this Lease on the date such installment is due, Tenant shall pay Landlord a late charge equal to five percent (5%) the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to Section 1671 of the California Civil Code. The parties further agree that the payment of late charges and the payment of interest provided for in Paragraph 36(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

                                      TIME

PARAGRAPH 38

         Time is and shall be of the essence of this Lease and each and all of its provisions.

                                       40.

                       DEFINED TERMS AND MARGINAL HEADINGS

PARAGRAPH 39

         The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant under this Lease, the obligations of such persons shall be joint and several. Whenever under the provisions of this Lease Landlord is required or agrees to take certain action, Landlord's obligation to do so shall be deemed fulfilled if Landlord causes such action to be taken by any other person. The marginal headings and titles to the Paragraphs and other divisions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                         PRIOR AGREEMENTS: SEVERABILITY

PARAGRAPH 40

         This Lease, including all of the Addenda and Exhibits attached hereto, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any tern or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                               CORPORATE AUTHORITY

PARAGRAPH 41

         Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that (a) such individual has full power and authority to execute this Lease on behalf of its party, and (b) the execution and delivery of this Lease have been duly authorized by such party. If Tenant is a corporation Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of

                                       41.

the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.

                         NO LIGHT, AIR OR VIEW EASEMENTS

PARAGRAPH 42

         Any diminution or shutting of f of light, air or view by any structure which may be erected on lands adjacent to the Building or the Project shall in no way affect this Lease or impose any liability on Landlord.

                              LANDLORD'S APPROVALS

PARAGRAPH 43

         In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of or representation or warranty as to the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Building and the Project and under this Lease and no third parties shall have any rights pursuant thereto.

                                EXERCISE FACILITY

PARAGRAPH 44

         Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or

                                       42.

noncompliance with rules and regulations of the facility. Tenant will indemnify, defend and hold harmless Landlord from any claims, liabilities or damages resulting from use of the exercise facility in the Project by Tenant, Tenant's employees or invitees.

                                  MISCELLANEOUS

PARAGRAPH 45

         (a) At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any title insurance company to remove this Lease as a matter affecting title to the Premises.

         (b) [Intentionally deleted because not incorporated into Sublease.]

WAIVER OF JURY TRIAL

PARAGRAPH 46

         [Intentionally deleted because not incorporated into Sublease.]

                                OPTION TO EXTEND

PARAGRAPH 47

         (a) [Intentionally deleted because not incorporated into Sublease.]

                                       43.

                              CONSTRUCTION ADDENDUM

[Intentionally deleted because not incorporated into Sublease.]

                                       1.

                                    EXHIBIT A

                                 Plan of project

                                       1.

                                    EXHIBIT B

[Intentionally deleted because not incorporated into Sublease.]

                                       1.

                                    EXHIBIT C

[Intentionally deleted because not incorporated into Sublease.]

                               Exhibit C - Page 1.

                                    EXHIBIT D

[Intentionally deleted because not incorporated into Sublease.]

                               Exhibit D - Page 1.

                                    EXHIBIT E

[Intentionally deleted because not incorporated into Sublease.]

                                Exhibit E (Page 1

                                    EXHIBIT F

[Intentionally deleted because not incorporated into Sublease.]